UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)

_______________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 24, 2014, the Board of Directors (the “Board”) of Red Robin Gourmet Burgers, Inc. (the “Company”) appointed Cambria W. Dunaway to its Board, effective immediately. The Board has determined that Ms. Dunaway qualifies as an independent director. Ms. Dunaway’s election filled an existing vacancy on the Board, and she will serve as a director until the 2015 annual meeting of stockholders or until her successor has been duly elected and qualified, or until the earlier of her death, resignation, or retirement. Ms. Dunaway has not yet been appointed to any committees of the Board.

Ms. Dunaway will receive compensation in accordance with the Company’s standard non-employee director compensation policies, which are described in the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 8, 2014.

A copy of the press release issued by the Company with respect to the election of Ms. Dunaway is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated June 26, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: June 26, 2014      By: /s/ Michael L. Kaplan
Name: Michael L. Kaplan
Title: Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated June 26, 2014.

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